SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.




         Date of Report (Date of earliest event reported) April 21,2000
                                  -------------

                           WESTBURY METALS GROUP, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    New York

                 (State or Other Jurisdiction of Incorporation)

     33-42408-NY                                       11-3023099
-------------------------                         --------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


                   750 Shames Drive, Westbury, New York 11590
                   ------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 997-8333
              (Registrant's telephone number, including area code)


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ITEM 2. Acquisition or Disposition of Assets

         On April 21,2000, the Registrant, through its wholly owned subsidiary, Reliable - West Tech, Inc., a Delaware corporation ("RWT"), closed the purchase of certain assets of Southwestern Services, Inc. t/a S.P.M. Corp. ("SPM"), a Virginia corporation, pursuant to an agreement dated March 31, 2000 (the "Asset Purchase Agreement") pursuant to which RWT agreed to purchase and SPM agreed to sell those assets (excluding cash)of SPM which relate to SPM's business in the manufacture, processing and sale of silver anodes, silver cyanide and potassium silver cyanide (the "Purchased Assets"). SPM is a manufacturer of silver semi-fabricated products for the industrial plating industries. RWT will use the purchased assets to continue the business operations of SPM with respect to the manufacture, processing and sale of silver anodes, silver cyanide and potassium silver cyanide.

         At the Closing, RWT purchased the Purchased Assets for an aggregate purchase price of $2,651,878.92 (which included the sum of $1,351,878.92 for the purchase of those of SPM's accounts receivable which were approved for purchase by RWT's lender, Sovereign Bank of New England) ("Sovereign"). The purchase price was paid as follows): Sixty Five Thousand Dollars($65,000) was released from the escrow account maintained by SPM's attorney ; Two Million Three Hundred Sixty One Thousand Eight Hundred Seventy Eight Dollars and Ninety Two Cents($2,361,878.92) was paid at Closing by wire transfer. The balance of Two Hundred Twenty Five Thousand Dollars ($225,000) was paid by the execution and delivery of an eight year, eight percent promissory note in the principal amount of $225,000, providing for monthly installments of interest only for the first two years and then semi-annual payments of principal and interest to fully amortize the principal balance of the note over the six year balance of the term. SPM shall also receive a future payment based upon sales to certain of SPM's customers in an amount described in the Asset Purchase Agreement. At the Closing the parties amended the Asset Purchase Agreement to eliminate RWT's obligation to purchase SPM's metals inventory at the Closing.


         At the Closing, RWT entered into a three year employment agreement (the "Employment Agreement") with Allen O. Woody, III, the President and one of the principal shareholders of

SPM. Mr. Woody shall serve as a senior vice president of RWT. The employment agreement provides for an annual salary of $50,000, plus commissions based upon sales originated entirely by Woody to those customers assigned to Woody by RWT. The amount of the commissions is described in the Employment Agreement.


ITEM 7.  Financial Statements, Pro Forma Exhibits.
-------------------------------------------------

(a)       Financial Statements of Businesses Acquired
         No financial statements are provided with respect to the assets acquired since the value of the assets being purchased is less than the amount which would necessitate inclusion of financial statements with this report.

(c)       Exhibits

                  1. Amendment to Asset Purchase Agreement dated as of April 21, 2000.


                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTBURY METALS GROUP, INC.
                                    ---------------------------
                   (Registrant)



By:
    Mark R. Buckley, Chief Financial Officer


DATED: May 5, 2000